EXHIBIT (h)(23)

FORM OF

AMENDED AND RESTATED

SCHEDULE A

TO THE

CO-ADMINISTRATION AGREEMENT

BY AND BETWEEN

NORTHERN INSTITUTIONAL FUNDS,

NORTHERN TRUST INVESTMENTS, N.A.

AND

PFPC INC.

DATED

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:

Bond Portfolio	International Growth Portfolio
Core Bond Portfolio	Large Cap Index Portfolio
Diversified Assets Portfolio	Liquid Assets Portfolio
Diversified Growth Portfolio	Mid Cap Growth Portfolio
Equity Index Portfolio	Municipal Portfolio
Focused Growth Portfolio	Prime Obligations Portfolio
Global Tactical Asset Allocation Portfolio	Short Bond Portfolio
(formerly, the Balanced Portfolio)	Small Company Growth Portfolio
Government Portfolio	Small Company Index Portfolio
Government Select Portfolio	Tax-Exempt Portfolio
Intermediate Bond Portfolio	U.S. Government Securities Portfolio
International Equity Index Portfolio	U.S. Treasury Index Portfolio

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN INSTITUTIONAL FUNDS	NORTHERN TRUST INVESTMENTS, N.A.

By:	By:
Title:	Title:
Date:	Date:

PFPC INC.

By:
Title:
Date: